Woodpecker


Woodpecker

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Introduction

Woodpecker is a document automation platform that empowers modern law firms to automate and standardize their frequently used legal documents. Woodpecker enables attorneys to continue using Word, avoid migrating to a new platform, and spend a fraction of the cost of enterprise document management platforms. Our mission is to provide a cutting edge software product to an underserved segment of the legal market, at an affordable price, with no implementation or training overhead. Woodpecker seeks to supplement users existing workflows rather than supplant them.

Testimonials

Robin Gunn
Magistrate, Knox County Juvenile Court
"I am super excited about this. I used a Woodpecker form today to place a child in foster care, and it was by far the fastest I have ever been able to do so."

Michael Voigt
Paralegal, North Alabama Consulting
"I'm using Woodpecker on all my legal docs. So glad you did this...I'm going to provide training and video tutorials on Woodpecker and develop a collection of document templates using Woodpecker."

Courtney Howard
Paralegal, 5 Points Law Group
"We draft a ton of documents for our clients on a day-to-day basis, so Woodpecker's ability to drastically reduce the time it takes us to prepare court documents is huge!"

Carabeth Scheffelman

Legal Assistant, Dietrich and Associates, PC

"Woodpecker has been working fantastically for me to get the quick, repetitive stuff handled efficiently. I love that it is simple, just the basics. I couldn't find any other program that didn't have way more to offer than we needed"

Problem

Document standardization and reuse is a huge pain for small-medium sized law firms that currently rely on error-prone & manual processes to prepare and disseminate legal documents. Existing tools are unintuitive, archaic, unaffordable, require migrating to a new platform, and often necessitate large-scale training efforts.

There is no cross-platform solution for these firms that allows them to keep their existing processes and tools, is affordable and intuitive, doesn't require migrating to an enterprise level platform, and avoids the need to commit to a large implementation and training effort.



Expensive document management platforms
Attorneys at small firms
Fast & mistake-free legal document automation
Manual document assembly ("control + F")

Solution

Woodpecker enables the standardization and automated preparation of a firm's Word-based legal documents by empowering users to easily:

- Standardize new and existing legal documents
- Entirely avoid large implementation and training efforts
- Automatically create and prepare documents
- Eliminate mistakes & typos
- Keep using Word

Without Woodpecker, users are left with manual search-and-replace processes that consistently result in errors and waste time. Often integrating a document management platform necessitates a costly upfront implementation and training effort that small firms can't afford. Because of Woodpecker's cross-platform distribution model that integrates seamlessly with Office 365, firms can provide Woodpecker to their entire organization with the click of a button and with little necessary training or guidance.



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Welcome to Woodpecker


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Market


153K small law firms U.S.
1.27M small law firms worldwide
1.2B MS Office users worldwide
U.S. law firms
International law firms
Consulting
Real estate
Insurance

Our initial target market is that of small law firms within the U.S. These firms lack the team & budget to commit to a large document management platform, but still have the document automation needs that larger solutions address. Woodpecker's goal is to provide a solution to these firm's document preparation and standardization needs, without the overhead that comes with upgrading to an expensive and difficult to integrate tool.

Ultimately we will expand to international firms, and eventually pursue additional verticals: Real Estate, Insurance, Consulting (initially U.S. then international). As the Office 365 market continues to grow year over year, so will the need for an affordable, low overhead, and easy to use solution that compliments user's workflows instead of replacing them.

Competitive Landscape

Existing competitors are archaic, too expensive, and difficult to acquire & integrate. User experience is an afterthought, and most tools are unaffordable for small firms. Additionally, major competitors typically focus on enterprise-level customers and ignore small-medium sized firms. Woodpecker's focus is on providing a cutting edge, easy to use, and zero implimentation solution that firms receive immediate benefit from.

Woodpecker's ability to meet users where they work on a day-to-day basis (Microsoft Word) allows firms to keep existing workflows and processes while introducing a tool that supplements workflows instead of supplanting them. No other cross-platform solution exists that meets users in Word, allows them to continue using their existing Word documents, and matches Woodpecker's feature-set.

Current document management/automation tools require a large upfront commitment from the firm from a financial, time, and training perspective. Thanks to Woodpecker's focus on ease of use and low implementation overhead, firms can be up-and-running with Woodpecker in 5 mins. Woodpecker's integration with Office 365 allows firm administrators to provide Woodpecker to everyone in the organization with the click of a button. Woodpecker usually requires little to no training, and our support resources typically cover anything that is unclear to users.


Affordable
Expensive
Platform-specific & difficult to integrate
Platform-agnostic & easy to integrate
FormSwift
Woodpecker
TheFormTool
TurboLaw
LAWYAW
XpressDox
FILEVINE
ContractExpress

Business Model

Woodpecker's goal is to provide a cutting edge software product to an underserved segment of the legal market, at an affordable price, with no implementation overhead.

Users receive a free 14 day trial of the Woodpecker paid tier (Woodpecker Pro) upon downloading the add-in. After 14 days users are able to upgrade to a paid subscription for continued access to the Woodpecker Pro feature-set, or can stay on the free plan for access to a limited feature-set.

Users subscribe to a paid subscription to receive continued access to the Pro feature-set. Because users come to rely on the Pro feature-set during their initial 14 day trial of the Pro tier, this ensures a steady stream of users that upgrade to the Pro tier after their initial 14 day trial is over.

You can find more details about Woodpecker's tiers, features, and pricing on our pricing page. →

Go-to-market


Organic growth
- Microsoft Office store
- Word-of-mouth
- Content marketing / SEO
Channel partnerships
- Office 365 resellers
- Bar associations
- Legal IT consultants
Sales & marketing
- Referral program
- Direct sales
- Legal IT events
Integrations & Affiliates
- White labeling
- Partnerships/integrations with other vendors

Success

Woodpecker was recently named "the best free Word add-in" by Zapier and has been featured in several legal technology and productivity blogs. We have an average of 300 monthly active users on the Woodpecker Free plan, and 30+ firms paying for the Woodpecker Pro tier (both growing month over month as we begin to pursue additional acquisition channels).


Named "Best free Word add-in" by Zapier
zapier
300 avg. MAU
150 paid seats
30 paying firms
0% paying user churn
3 reseller partnerships
3 legal IT consulting partnerships
1 bar association partnership
Woodpecker website monthly active users

KPIs

2017 vs. 2018 performance:

- 300% increase in monthly active users
- 200% increase in website page views
- 2400% increase monthly recurring revenue
- 0% paying user churn

Team

Woodpecker is comprised of a team of experienced product, engineering, marketing, and sales experts with backgrounds in legal-tech, the Microsoft ecosystem, and delivery of B2B SaaS applications to traditionally underserved markets.



Alex Melehy Founder & CEO

As an experienced entrepreneur, Alex has co-founded multiple startups, including Boup, a platform for streamlining group travel. His experience as a product focused founder and engineer will ensure Woodpecker maintains a focus on building quality products while utilizing the cutting edge in available technologies. With Alex's multifaceted skill set and proven ability to develop and scale software products, Woodpecker's product line is sure to thrive and grow.



Michael Benson Sales Manager

Mike is an accomplished business development professional with five years of successful performance in the legal and marketing technology spaces. Mike is also the founder of Byron, an on demand assistant platform designed to give individuals and teams the ability to quickly outsource their busy work.



Michael Simon Marketing Manager

Michael has been in the legal industry for over 25 years as an attorney, adjunct law professor, and marketing & branding expert for legal technology companies. Michael brings years of expertise in the legal industry and an intimate understanding of the legal technology market.



Pablo Ledesma Software Engineer

Pablo is an experienced software engineer with a passion for technology, web development, and mobile development. His experience with UI-centric products has helped Woodpecker maintain a focus on user experience and usability, ultimately resulting in an exceptional user journey within the product.



Vivek Athukuri Software Engineer

Vivek is an accomplished software engineer with experience across a multitude of languages, frameworks and products. His focus on backend technologies has ensured the Woodpecker's infrastructure effortlessly scales with as our user base grows.

Advisors and Investors



Per Werngren
Per has been a serial entrepreneur for the last 20+ years with a focus on IT and the Microsoft ecosystem. He specializes in bringing B2B SaaS businesses to profitability, with specific focus on those operating within the Microsoft ecosystem.



Christian Galvin
Christian is an entrepreneur at heart consumed by problem solving. Currently running the sales organization at Jana as VP of Sales, Christian specializes in go-to-market and sustainable sales strategies for SaaS products.



Spencer Scott
Spencer is an accomplished executive with a history of leading profitable organizations and driving revenue growth domestically and internationally. Spencer utilizes large company skills and expertise to launch start-ups and grow small businesses through training and organizational accountability.

Use of Proceeds

- Develop & solidify scalable go-to-market strategy across acquisition channels.
- Double down on existing user acquisition channels and expand to new ones.
- Refine the product and develop new user-requested features.
- Grow community of Woodpecker user ambassadors and evangelists.
- Grow the Woodpecker team.

Be a Part of Woodpecker

This is an offering of Units, under registration exemption 4(a)(6), in Woodpecker Technologies, LLC. This offering must raise at least $10,000 by October 30, 2018 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Woodpecker may issue additional securities to raise up to $107,000, the offering's *maximum*.

$6,999 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

11,070,000 units × $0.10 per unit
= $1,107,000 implied valuation

Pitch Deck


Woodpecker
Document automation for
the modern law firm


The problem
Attorneys at small law firms have no way of quickly assembling mistake-free, Word-based legal documents.
Expensive document management platforms
Attorneys at small law firms
Fast & mistake-free legal document automation
Manual document assembly ("control + F")



The solution

Automate legal document assembly within Word.

- Standardize legal docs.
- No implementation or training.
- Eliminate mistakes.
- Keep using Word.

Product

Add custom fields

Enter information once

Populate the document



Our progress

Named "Best free Word add-in" by Zapier

zapier

300 avg. MAU

150 paid seats

30 paying firms

0% paying user churn

3 reseller partnerships

3 legal IT consulting partnerships

1 bar association partnership

Woodpecker website monthly active users



Market potential

**153K small law firms U.S.

*1.27M small law firms worldwide

***1.2B MS Office users worldwide

- U.S. law firms
- International law firms
- Consulting
- Real estate
- Insurance

"small firms" < 10 people

*jetwell.com
*quora.com
**quora.com
***microsoft.com

Competitive landscape



Affordable
Expensive
Platform-specific & difficult to integrate
Platform-agnostic & easy to integrate
FormSwift
Woodpecker
TheFormTool
TurboLaw
LAWYAW
XpressDox
FILEVINE
ContractExpress

Competitive advantages



Addressing small firms

Need for a document automation solution that doesn't require migrating to a document management platform.

No new platforms

Works with a firm's existing Word documents without requiring users to migrate to a new platform.

Free tier and low cost

Free tier ensures low barrier to entry and Pro tier costs less than competitors.


Product roadmap
iManage
LexisNexis
Clio
Prepare multiple documents at once
Summer 2018
External data source integrations
Winter 2019
Woodpecker web application
Summer 2019
Woodpecker for additional platforms
2020
Fall 2018
Automated template builder powered by machine learning
Spring 2019
Sharing and collaboration features
2019
Integrations and partnerships
grammarly
DocuSign


Go to market
Organic growth
- Microsoft Office store
- Word-of-mouth
- Content marketing / SEO
Channel partnerships
- Office 365 resellers
- Bar associations
- Legal IT consultants
Sales & marketing
- Referral program
- Direct sales
- Legal IT events
Integrations & Affiliates
- White labeling
- Partnerships/integrations with other vendors
In progress
Not yet started


Team
Alex Melehy
Founder & CEO
Michael Benson
Sales Manager
Michael Simon
Marketing Manager
Pablo Ledesma
Software Engineer
Vivek Athukuri
Software Engineer
Advisors
Christian Galvin
VP of Sales, JANA
Damian Gray
Director of User Acquisition, JANA
Per Werngren
Microsoft Partner Advisory Council
Spencer Scott
Head of Revenue, Publishers Clearing House


Goals and fundraising
Raising initial seed round to:
Capitalize on existing channels
Expand to additional channels
Refine product
Develop user-requested features
We have a rare opportunity to be the first to an underserved legal market and we'd love to have you join us!


Alex Melehy
amelehy@woodpeckerweb.com

Download Pitch Deck

Financials

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Woodpecker's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on June 29, 2018
- Form C/A on July 5, 2018
- Form C/A on August 24, 2018

Ask Woodpecker a Question

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.